Exhibit 99.1
CAVA GROUP REPORTS THIRD QUARTER 2024 RESULTS
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YEAR OVER YEAR CAVA REVENUE GROWTH OF 39.0% INCLUDING CAVA SAME RESTAURANT SALES GROWTH OF 18.1%
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11 NET NEW CAVA RESTAURANT OPENINGS DURING QUARTER
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THIRD QUARTER 2024 CAVA RESTAURANT-LEVEL PROFIT MARGIN OF 25.6%
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WASHINGTON, D.C. (November 12, 2024) - CAVA Group, Inc. (NYSE: CAVA) (“CAVA Group” or the “Company”), the category-defining Mediterranean fast-casual restaurant brand that brings heart, health, and humanity to food, today announced financial results for its fiscal third quarter ended October 6, 2024.
“Our third quarter results demonstrate the strength of our Mediterranean category-defining brand and the broad appeal of our unique value proposition, creating what is quickly becoming the next major cultural cuisine category,” said Brett Schulman, Co-Founder and CEO. “Third quarter traffic grew 12.9%, we opened 11 net new restaurants and, driven by the power of our unit economic engine, we generated average unit volume of $2.8 million. In addition, we continued to execute across our strategic initiatives, completing the national launch of our reimagined loyalty program and rolling out our new labor model ahead of schedule.”
Fiscal Third Quarter 2024 Highlights:
•CAVA Revenue grew 39.0% to $241.5 million as compared to $173.8 million in the prior year quarter.
•Net New CAVA Restaurant Openings of 11, bringing total CAVA Restaurants to 352, a 21.4% increase in total CAVA Restaurants year over year.
•CAVA Same Restaurant Sales Growth of 18.1%, including guest traffic growth of 12.9%.
•CAVA AUV of $2.8 million as compared to $2.6 million in the prior year quarter.
•CAVA Restaurant-Level Profit of $61.8 million or growth of 41.9% over the prior year quarter, with CAVA Restaurant-Level Profit Margin of 25.6%.
•CAVA Digital Revenue Mix was 35.8%.
•CAVA Group Net Income of $18.0 million compared to net income of $6.8 million in the prior year quarter.
•CAVA Group Adjusted EBITDA(1) of $33.5 million compared to $19.8 million in the prior year quarter.
•Net cash provided by operating activities of $43.9 million with Free Cash Flow(1) of $23.4 million.
CAVA Fiscal Third Quarter 2024 Review:
CAVA Revenue was $241.5 million, an increase of 39.0% compared with the third quarter of fiscal 2023. The increase was primarily driven by 73 Net New CAVA Restaurant Openings during or subsequent to the third quarter of fiscal 2023, which are exceeding our performance expectations, and CAVA Same Restaurant Sales Growth of 18.1%. CAVA Same Restaurant Sales Growth consists of a 12.9% increase from guest traffic and a 5.2% increase from menu price and product mix.

CAVA Restaurant-Level Profit Margin was 25.6% compared with 25.1% in the third quarter of fiscal 2023. The increase was due to leverage from higher sales, partially offset by incremental wage investments and input costs associated with the launch of grilled steak.
CAVA Group Fiscal Third Quarter 2024 Review:
General and administrative expenses were $29.8 million, or 12.2% of revenue, as compared to $24.5 million, or 13.9% of revenue, in the third quarter of fiscal 2023. General and administrative expenses, excluding equity-based compensation(1), were $26.3 million, or 10.8% of revenue, as compared to $21.3 million, or 12.1% of revenue, in the third quarter of fiscal 2023. The decrease of 130 basis points was primarily due to leverage from higher sales, partially offset by the timing of performance-based incentive compensation and investments to support future growth.
Net income was $18.0 million, or 7.4% of revenue, an increase of $11.2 million as compared to $6.8 million in the third quarter of fiscal 2023.
Adjusted EBITDA(1) was $33.5 million, or 13.7% of revenue, an increase of $13.7 million, or 69.2%, compared to the third quarter of fiscal 2023. The increase was primarily driven by the number and strength of performance of Net New CAVA Restaurant Openings during or subsequent to the third quarter of fiscal 2023, 18.1% CAVA Same Restaurant Sales Growth, and leverage in general and administrative expenses.
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(1)    General and administrative expenses, excluding equity-based compensation, Adjusted EBITDA, and Free Cash Flow are non-GAAP financial measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the tables at the end of this press release.

Fiscal Full-Year 2024 Outlook:
CAVA Group announced today that it has raised fiscal full-year 2024 guidance, as follows:

	August 22, 2024	November 12, 2024
Net New CAVA Restaurant Openings	54 to 57	56 to 58
CAVA Same Restaurant Sales Growth	8.5% to 9.5%	12.0% to 13.0%
CAVA Restaurant-Level Profit Margin	24.2% to 24.7%	24.5% to 25.0%
Pre-opening costs	$12.0 to $13.0 million	$12.0 to $13.0 million
Adjusted EBITDA	$109.0 to $114.0 million	$121.0 to $126.0 million

Actual results may differ materially from CAVA Group's fiscal full-year 2024 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.
A reconciliation of the forward-looking fiscal 2024 Adjusted EBITDA to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted.
About CAVA Group:
CAVA is the category-defining Mediterranean fast-casual restaurant brand, bringing together healthful food and bold, satisfying flavors at scale. Our brand and our opportunity transcend the Mediterranean category to compete in the large and growing limited-service restaurant sector as well as the health and wellness food category. CAVA serves guests across gender lines, age groups, and income levels and benefits from generational tailwinds created by consumer demand for healthy living and a demographic shift towards greater ethnic diversity. We meet consumers’ desires to engage with convenient, authentic, purpose-driven brands that view food as a source of self-expression. The broad appeal of our food combined with these favorable industry trends drive our vast opportunity for continued growth.

Earnings Conference Call:
The Company will host a conference call on November 12, 2024, at 5:00 PM Eastern Time to discuss third quarter 2024 financial results as well as provide a business update. Investors will have the opportunity to listen to the conference call live through the webcast from the Company's website on the investor relations page at investor.cava.com. A recorded webcast will be available on CAVA's investor relations website shortly after the call and available for up to one year.
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words or similar terms and phrases to identify forward-looking statements in this press release.
The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: our operation in a highly competitive industry; our ability to open new restaurants while managing our growth effectively and maintaining our culture; our ability to successfully identify appropriate locations and develop and expand our operations in existing and new markets; the profitability of new restaurants, and any impact to sales at our existing locations; the impact of changes in guest perception of our brand; our ability to successfully market our restaurants and brand; the impact of food safety, health department regulations, and food-borne illness concerns together with our ability to adequately address such concerns and meet regulatory obligations, including at our manufacturing facilities; our ability to maintain or increase prices; our ability to accurately predict guest trends and demand and successfully introduce new menu offerings and improve our existing menu offerings; the risks associated with leasing property; our ability to successfully expand our digital and delivery business; our ability to utilize, recognize, respond to, and effectively manage the immediacy of social media; our ability to achieve or maintain profitability in the future, especially if we continue to grow at an accelerated rate; our ability to realize the anticipated benefits from past and potential future acquisitions, investments or other strategic initiatives; our ability to manage our manufacturing and supply chain effectively; the impact of shortages, delays, or interruptions in the delivery of food items and other products; our ability to successfully optimize, operate, and manage our production facilities; the risks associated with our reliance on third parties; the impact of increases in food, commodity, energy, and other costs; the impact of increases in labor costs, labor shortages, and our ability to identify, hire, train, motivate and retain the right team members; our ability to attract, develop, and retain our management team and key team members; the impact of any cybersecurity breaches and our ability to respond effectively to technology threats or events; the impact of failures, or interruptions in, or our inability to effectively scale and adapt, our information technology systems; our ability to comply with, or changes in, the extensive laws or regulations requirements to which we are subject, including those related to privacy; the impact of economic factors and guest behavior trends; the impact of evolving rules and regulations with respect to environmental, social and governance matters; risks associated with our ability to secure, and protect our intellectual property; risks associated with civil unrest, acts of terrorism, threats to national security, the conflicts in Eastern Europe and the Middle East and other geopolitical events, including potential discriminatory perspectives towards certain cuisines; the impact of climate change and volatile adverse weather conditions; and each of the other factors set forth in “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December

31, 2023, and in other reports filed with the United States Securities and Exchange Commission, all of which are available on the investor relations page of our website at investor.cava.com
The forward-looking statements included in this press release are made only as of the date hereof. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.
Non-GAAP Financial Measures:
In addition to our consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, and Free Cash Flow in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our operating performance. Management believes Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, and Free Cash Flow are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, and Free Cash Flow to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.
Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, and Free Cash Flow are not recognized terms under GAAP and should not be considered as alternatives to net income, net income margin, or general and administrative expenses, as applicable, as measures of financial performance or cash provided by operating activities as measures of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA and Free Cash Flow are not intended to be measures of free cash flow available for management’s discretionary use, as Adjusted EBITDA does not consider certain cash requirements such as tax payments and financing cash flows, and Free Cash Flow does not consider certain cash requirements such as financing cash flows. Our non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Free Cash Flow do not reflect cash flows from financing activities of our business;
•Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense, or the cash necessary to pay income taxes;
•Adjusted EBITDA does not reflect the impact of earnings or cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, and Free Cash Flow differently than we do, limiting their usefulness as comparative measures.

Investor Relations:	Media Relations:
Matt Milanovich, SVP, Finance	Lynne Boschee, VP, Communications
(202) 984-2558	media@cava.com
matt.milanovich@cava.com

CAVA GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Weeks Ended		Forty Weeks Ended
(in thousands, except per share amounts)	October 6, 2024	October 1, 2023	October 6, 2024	October 1, 2023
Revenue	$243,817	$175,553	$736,318	$551,530
Operating expenses:
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	73,540	51,818	216,326	161,936
Labor	61,233	43,913	186,134	138,484
Occupancy	16,412	13,782	52,751	43,781
Other operating expenses	29,985	21,553	90,734	66,847
Total restaurant operating expenses	181,170	131,066	545,945	411,048
General and administrative expenses	29,830	24,472	91,951	76,817
Depreciation and amortization	14,325	11,528	45,380	35,096
Restructuring and other costs	230	1,092	582	5,160
Pre-opening costs	2,819	3,410	9,500	12,809
Impairment and asset disposal costs	1,675	1,190	3,795	4,295
Total operating expenses	230,049	172,758	697,153	545,225
Income from operations	13,768	2,795	39,165	6,305
Interest income, net	(4,091)	(3,956)	(12,829)	(4,630)
Other income, net	(50)	(120)	(188)	(412)
Income before taxes	17,909	6,871	52,182	11,347
(Benefit from) provision for income taxes	(57)	38	482	116
Net income	$17,966	$6,833	$51,700	$11,231

Earnings per share:
Basic	$0.16	$0.06	$0.45	$0.26
Diluted	$0.15	$0.06	$0.44	$0.24
Weighted-average common shares outstanding:
Basic	114,434	113,584	114,158	43,244
Diluted	118,430	117,713	118,191	45,966

Financial information for the Company’s reportable segments was as follows:

	Twelve Weeks Ended		Forty Weeks Ended
(in thousands)	October 6, 2024	October 1, 2023	October 6, 2024	October 1, 2023
Revenue
CAVA	$241,499	$173,759	$729,173	$541,609
Zoes Kitchen	—	—	—	3,867
Other	2,318	1,794	7,145	6,054
Total revenue	243,817	175,553	736,318	551,530
Restaurant operating expenses (1)
CAVA	179,680	130,179	541,473	403,430
Zoes Kitchen	—	—	—	4,044
Other	1,490	887	4,472	3,574
Total restaurant operating expenses	181,170	131,066	545,945	411,048
Restaurant-level profit (loss)
CAVA	61,819	43,580	187,700	138,179
Zoes Kitchen	—	—	—	(177)
Other	828	907	2,673	2,480
Total restaurant-level profit	62,647	44,487	190,373	140,482
Reconciliation of restaurant-level profit to income before income taxes:
General and administrative expenses	29,830	24,472	91,951	76,817
Depreciation and amortization	14,325	11,528	45,380	35,096
Restructuring and other costs	230	1,092	582	5,160
Pre-opening costs	2,819	3,410	9,500	12,809
Impairment and asset disposal costs	1,675	1,190	3,795	4,295
Interest income, net	(4,091)	(3,956)	(12,829)	(4,630)
Other income, net	(50)	(120)	(188)	(412)
Income before taxes	$17,909	$6,871	$52,182	$11,347
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(1)Restaurant operating expenses consist of food, beverage, and packaging (excluding depreciation and amortization), labor, occupancy, and other operating expenses.
CAVA is our single operating brand for our operations as we have converted and wound down our Zoes Kitchen operations, with the last conversion restaurant opening on October 20, 2023. As a result, we have highlighted the CAVA segment distinctly from CAVA Group results throughout this press release.

The following tables summarize the results of the CAVA segment:

	Twelve Weeks Ended
	October 6, 2024		October 1, 2023		Change
(in thousands)	$	% of Revenue	$	% of Revenue	$	%
Revenue	$241,499	100.0%	$173,759	100.0%	$67,740	39.0%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	72,230	29.9	51,085	29.4	21,145	41.4
Labor	61,233	25.4	43,913	25.3	17,320	39.4
Occupancy	16,412	6.8	13,782	7.9	2,630	19.1
Other operating expenses	29,805	12.3	21,399	12.3	8,406	39.3
Total restaurant operating expenses	179,680	74.4	130,179	74.9	49,501	38.0
Restaurant-level profit	$61,819	25.6%	$43,580	25.1%	$18,239	41.9%

	Forty Weeks Ended
	October 6, 2024		October 1, 2023		Change
(in thousands)	$	% of Revenue	$	% of Revenue	$	%
Restaurant revenue	$729,173	100.0%	$541,609	100.0%	$187,564	34.6%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	212,414	29.1	157,720	29.1	54,694	34.7
Labor	186,134	25.5	136,978	25.3	49,156	35.9
Occupancy	52,751	7.2	43,273	8.0	9,478	21.9
Other operating expenses	90,174	12.4	65,459	12.1	24,715	37.8
Total restaurant operating expenses	541,473	74.3	403,430	74.5	138,043	34.2
Restaurant-level profit	$187,700	25.7%	$138,179	25.5%	$49,521	35.8%
The following table presents selected quarterly financial and other data:

	Twelve Weeks Ended	Twelve Weeks Ended	Sixteen Weeks Ended	Thirteen Weeks Ended	Twelve Weeks Ended
	October 6, 2024	July 14, 2024	April 21, 2024	December 31, 2023	October 1, 2023
($ in thousands)	(Q3 2024)	(Q2 2024)	(Q1 2024)	(Q4 2023)	(Q3 2023)
Net New CAVA Restaurant Openings	11	18	14	19	11
CAVA Restaurants, end of period	352	341	323	309	290
CAVA Same Restaurant Sales Growth(1)	18.1%	14.4%	2.3%	11.4%	14.1%
CAVA AUV(2)	$2,784	$2,689	$2,608	$2,639	$2,640
CAVA Restaurant-Level Profit	$61,819	$61,265	$64,616	$39,309	$43,580
CAVA Restaurant-Level Profit Margin	25.6%	26.5%	25.2%	22.4%	25.1%
CAVA Restaurant Operating Weeks	4,159	3,963	5,086	3,929	3,432
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(1)    CAVA Same Restaurant Sales Growth for Q4 2023 is presented excluding the impact of the 53rd week of fiscal year 2023. To achieve an optimal comparison of fiscal weeks in the CAVA Same Restaurant Sales calculation in fiscal 2024, giving consideration to holiday periods, each week of fiscal 2023 was shifted by one week. As a result of this shift, approximately $3.9 million of revenue is not included in CAVA Same Restaurant Sales Growth for Q1 2024. Had this shift not been made, CAVA Same Restaurant Sales Growth would have been 4.3% in Q1 2024 and immaterially impacted in Q2 2024 and Q3 2024.
(2)    For purposes of calculating CAVA AUV for Q3 2023 the applicable measurement period is the trailing thirteen periods ended October 1, 2023. For purposes of calculating CAVA AUV for Q4 2023, Q1 2024, Q2 2024, and Q3 2024 the applicable measurement period is the trailing thirteen periods ended December 31, 2023, April 21, 2024, July 14, 2024 and October 6, 2024, respectively, excluding the 53rd week of fiscal year 2023.

The following table presents the Company’s selected balance sheet data:

(in thousands)	October 6, 2024	December 31, 2023
Cash and cash equivalents	$367,160	$332,428
Total assets	1,079,539	983,757
Total liabilities	463,102	412,955
Total stockholders’ equity	616,437	570,802
Total liabilities and stockholders' equity	1,079,539	983,757
The following table shows the growth in our company-owned CAVA restaurant base:

	Twelve Weeks Ended		Forty Weeks Ended
	October 6, 2024	October 1, 2023	October 6, 2024	October 1, 2023
CAVA Restaurants
Beginning of period	341	279	309	237
New CAVA restaurant openings(1)	11	11	44	54
Permanent closure	—	—	(1)	(1)
End of period	352	290	352	290
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(1)    New CAVA restaurant openings during the twelve and forty weeks ended October 1, 2023 include converted Zoes Kitchen locations.

Non-GAAP Financial Measures
The following table reconciles net income to Adjusted EBITDA and net income margin to Adjusted EBITDA Margin:

	Twelve Weeks Ended		Forty Weeks Ended
(in thousands)	October 6, 2024	October 1, 2023	October 6, 2024	October 1, 2023
Net income	$17,966	$6,833	$51,700	$11,231
Non-GAAP Adjustments
Interest income, net	(4,091)	(3,956)	(12,829)	(4,630)
(Benefit from) provision for income taxes	(57)	38	482	116
Depreciation and amortization	14,325	11,528	45,380	35,096
Equity-based compensation	3,481	3,183	12,222	6,166
Other income, net	(50)	(120)	(188)	(412)
Impairment and asset disposal costs	1,675	1,190	3,795	4,295
Restructuring and other costs	230	1,092	582	5,160
Certain non-recurring public company costs	—	—	—	1,113
Adjusted EBITDA	$33,479	$19,788	$101,144	$58,135

Revenue	$243,817	$175,553	$736,318	$551,530
Net income margin	7.4%	3.9%	7.0%	2.0%
Adjusted EBITDA Margin	13.7%	11.3%	13.7%	10.5%

The following table reconciles general and administrative expenses to general and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs:

	Twelve Weeks Ended		Forty Weeks Ended
(in thousands)	October 6, 2024	October 1, 2023	October 6, 2024	October 1, 2023
General and administrative expenses	$29,830	$24,472	$91,951	$76,817
Equity-based compensation	3,481	3,183	12,222	6,166
Certain non-recurring public company costs	—	—	—	1,113
General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs	$26,349	$21,289	$79,729	$69,538

Revenue	$243,817	$175,553	$736,318	$551,530
General and administrative expenses, as a percentage of revenue	12.2%	13.9%	12.5%	13.9%
General and administrative expenses, excluding equity-based compensation and certain non-recurring public company costs, as a percentage of revenue	10.8%	12.1%	10.8%	12.6%
The following table reconciles net cash provided by operating activities to Free Cash Flow:

	Twelve Weeks Ended		Forty Weeks Ended
(in thousands)	October 6, 2024	October 1, 2023	October 6, 2024	October 1, 2023
Net cash provided by operating activities	$43,879	$25,978	$131,174	$73,088
Purchases of property and equipment	(20,507)	(35,086)	(80,389)	(107,564)
Free Cash Flow	$23,372	$(9,108)	$50,785	$(34,476)

Glossary:
The following definitions apply to these terms as used in this press release:
“Adjusted EBITDA” is defined as net income adjusted to exclude interest income, net, provision for income taxes, and depreciation and amortization, further adjusted to exclude equity-based compensation, other income, net, impairment and asset disposal costs, restructuring and other costs, and certain non-recurring public company costs, in each case, to the extent applicable in a given fiscal period. See “Non-GAAP Financial Measures” for a reconciliation of net income to Adjusted EBITDA for the twelve and forty weeks ended October 6, 2024 and October 1, 2023;
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA as a percentage of revenue;
“CAVA Average Unit Volume” or “CAVA AUV” represents total revenue of operating CAVA Restaurants that were open for the entire trailing thirteen periods, and digital kitchens sales for such period, divided by the number of operating CAVA Restaurants that were open for the entire trailing thirteen periods;
“CAVA digital kitchen” is defined to include kitchens used for third-party marketplace and native delivery, digital order pickup and/or centralized catering production, and that has neither in-restaurant dining nor customer-facing make lines;
“CAVA Digital Revenue Mix” represents the portion of CAVA Revenue related to digital orders as a percentage of total CAVA Revenue;
“CAVA hybrid kitchen” is defined to include kitchens that have enhanced kitchen capabilities to support centralized catering production and that also have in-restaurant dining and customer-facing make lines;
“CAVA Restaurant Operating Weeks” represents the aggregate number of weeks each of our CAVA Restaurants has been open in a given period;
“CAVA Restaurant-Level Profit,” a segment measure of profit and loss, represents CAVA Revenue less food, beverage, and packaging, labor, occupancy, and other operating expenses, excluding depreciation and amortization. CAVA Restaurant-Level Profit excludes pre-opening costs;
“CAVA Restaurant-Level Profit Margin” represents CAVA Restaurant-Level Profit as a percentage of CAVA Revenue;
“CAVA Restaurants” is defined to include all CAVA restaurants, including converted Zoes Kitchen locations and CAVA hybrid kitchens, that are open or temporarily closed as of the end of the specific period. CAVA Restaurants exclude restaurants operating under license agreements and CAVA digital kitchens;
“CAVA Revenue” is defined to include all revenue attributable to CAVA restaurants in the specified period, excluding restaurants operating under license agreements;
“CAVA Same Restaurant Sales Growth” is defined as the period-over-period sales comparison for CAVA restaurants that have been open for 365 days or longer (including converted Zoes Kitchen locations that have been open for 365 days or longer after the completion of the conversion to a CAVA restaurant);
“CPG” refers to consumer packaged goods;
“digital orders” means orders made through catering and digital channels, such as the CAVA app and the CAVA website. Digital orders include orders fulfilled through third-party marketplace and native delivery and digital order pick-up;
“Free Cash Flow” means net cash provided by operating activities less purchases of property and equipment;
“guest traffic” means the number of entrees ordered in-restaurant and through digital orders; and

“Net New CAVA Restaurant Openings” is defined as new CAVA restaurant openings (including CAVA restaurants converted from a Zoes Kitchen location) during a specified reporting period, net of any permanent CAVA restaurant closures during the same period.
We operate on a 52-week or 53-week fiscal year that ends on the last Sunday of the calendar year. In a 52-week fiscal year, the first fiscal quarter contains sixteen weeks and the second, third, and fourth fiscal quarters each contain twelve weeks. In a 53-week fiscal year, the first fiscal quarter contains sixteen weeks, the second and third fiscal quarters each contain twelve weeks, and the fourth fiscal quarter contains thirteen weeks. References to “thirteen periods” are to the 13 accounting periods we have in each fiscal year, with each accounting period being four weeks, except in a 53-week fiscal year which will contain one accounting period of five weeks.
Certain numerical figures have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.